Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-232167) of Biohaven Pharmaceuticals Holding Company Ltd.,
2.Registration Statement (Form S-8 Nos. 333-233197 and 333-225224) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Biohaven Pharmaceutical Holding Company Ltd., and
3.Registration Statement (Form S-8 No. 333-218193) pertaining to the 2014 Equity Incentive Plan, the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Biohaven Pharmaceutical Holding Company Ltd.
of our reports dated March 1, 2021, with respect to the consolidated financial statements of Biohaven Pharmaceuticals Holding Company Ltd. and the effectiveness of internal control over financial reporting of Biohaven Pharmaceuticals Holding Company Ltd. included in this Annual Report (Form 10-K) of Biohaven Pharmaceuticals Holding Company Ltd. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Hartford, Connecticut
March 1, 2021